UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2015

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19848 (Commission File Number)	75-2018505 (IRS Employer Identification No.)

901 S. Central Expressway Richardson, Texas (Address of principal executive offices)	75080 (Zip Code)

Registrant’s telephone number, including area code (972) 234-2525

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2015, Fossil Group, Inc. (the “Company”), as borrower, entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with certain lenders party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, swingline lender and issuing lender, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, HSBC Bank USA, National Association, Compass Bank, and Fifth Third Bank, as documentation agents, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners.

The Credit Agreement provides for (i) revolving credit loans in the amount of $1.05 billion (the “Revolving Credit Facility”), with an up to $20.0 million subfacility for swingline loans (the “Swingline Loan”), and an up to $10.0 million subfacility for letters of credit, and (ii) a term loan in the amount of $231.3 million (the “Term Loan”). The Credit Agreement expires and is due and payable on May 17, 2018.

The Company’s obligations under the Credit Agreement are unsecured, and none of the Company’s subsidiaries are guarantors of the Company’s obligations under the Credit Agreement.  Upon the occurrence of both (a) the Moody’s Investor Service, Inc. rating of the Company falling below Ba1 and (b) the Standard & Poor’s Financial Services LLC rating of the Company falling below BB+, the Company’s obligations under the Credit Agreement will be required to be guaranteed by all direct and indirect material domestic subsidiaries of the Company, as provided in a subsidiary guaranty agreement, and secured by 65% of the total outstanding voting capital stock and 100% of the non-voting capital stock of the Company’s material first-tier foreign subsidiaries, pursuant to a pledge agreement.  The Credit Agreement may be used (a) to refinance the indebtedness under the Prior Agreement (as defined below), (b) to finance the acquisition of capital assets, (c) for ongoing working capital and other general corporate purposes, and (d) to repurchase the Company’s capital stock to the extent permitted under the Credit Agreement.

The Credit Agreement amends and restates that certain Credit Agreement, dated as of May 17, 2013, as amended, by and among the Company and certain of its subsidiaries, the lenders party thereto, Wells Fargo Bank, N.A., as administrative agent, swingline lender, and issuing lender, Bank of America N.A. and JPMorgan Chase Bank, N.A., as syndication agents, HSBC Bank USA, National Association, Compass Bank and Fifth Third Bank, as documentation agents, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners, which was scheduled to mature on May 17, 2018 (the “Prior Agreement”). As of March 9, 2015, the Company had $555.0 million in aggregate principal amount of revolving credit loans outstanding and $231.3 million in aggregate principal amount of term loans outstanding under the Prior Agreement, all of which was refinanced on March 9, 2015 with borrowings under the Credit Agreement. No penalties or other early termination fees were incurred in connection with the amendment and restatement of the Prior Agreement.

Amounts outstanding under the Revolving Credit Facility and the Term Loan under the Credit Agreement bear interest, at the Company’s option, at (i) the base rate (defined as the highest of (a) the prime rate publicly announced by Wells Fargo, (b) the federal funds rate plus 0.5%, and (c) LIBOR for an interest period of one month plus 1.0%) plus the base rate applicable margin (which varies, based upon the Company’s consolidated total leverage ratio, from 0.25%, if the consolidated total leverage ratio is less than 1.00 to 1.00, to 1.00%, if the consolidated total leverage ratio is greater than or equal to 2.00 to 1.00) or (ii) the LIBOR rate (defined as the quotient obtained by dividing (a) LIBOR by (b) 1.00 minus the Eurodollar reserve percentage) plus the LIBOR rate applicable margin (which varies, based upon the consolidated total leverage ratio, from 1.25%, if the consolidated total leverage ratio is less than 1.00 to 1.00, to 2.00%, if the consolidated total leverage ratio is greater than or equal to 2.00 to 1.00). Amounts outstanding under the Swingline Loan under the Credit Agreement or upon any drawing under a letter of credit bear interest at the base rate plus the applicable margin. Interest based upon the base rate is payable quarterly in arrears. Interest based upon the LIBOR rate is payable on the last day of the applicable interest period.

Financial covenants governing the Credit Agreement require the Company to maintain (i) a consolidated total leverage ratio no greater than 2.50 to 1.00 and (ii) a consolidated interest coverage ratio no less than 3.50 to 1.00. The Credit Agreement contains representations, warranties, covenants, events of default and indemnities that are customary for agreements of this type.

The Company is required to pay a commitment fee on the unused amounts of the commitments under the Revolving Credit Facility under the Credit Agreement, payable quarterly in arrears, ranging from 0.20% to 0.35%, based on the consolidated total leverage ratio. In connection with any letter of credit, the Company is required to pay (i) a letter of credit commission, payable quarterly in arrears, in an amount equal to the daily amount available to be drawn under such letter of credit multiplied by the applicable margin with respect to revolving credit loans that are LIBOR rate loans, (ii) a fronting fee, payable quarterly in arrears, as set forth in the applicable letter of credit application or as otherwise separately agreed by the Company and the issuing lender, and (iii) normal and customary costs and expenses incurred or charged by the issuing lender in issuing, effecting payment under, amending or otherwise administering the letter of credit.

Loans under the Credit Agreement may be prepaid, in whole or in part, at the option of the Company, in minimum principal amounts of (i) $2.0 million or increments of $1.0 million in excess thereof, with respect to a base rate loan under the Revolving Credit Facility, (ii) $5.0 million or increments of $1.0 million in excess thereof, with respect to a LIBOR rate loan under the Revolving Credit Facility, (iii) $5.0 million or increments of $1.0 million in excess thereof, with respect to the Term Loan, and (iv) $0.1 million or increments of $0.1 million in excess thereof, with respect to a Swingline Loan. Loans under the Credit Agreement must be repaid with the net cash proceeds of certain asset sales or insurance and condemnation events. The Company may permanently reduce the revolving credit commitment at any time, in whole or in part, without premium or penalty, in a minimum aggregate principal amount of not less than $3.0 million or increments of $1.0 million in excess thereof.

The repayment obligation under the Credit Agreement can be accelerated upon the occurrence of an event of default, including the failure to pay principal or interest, a material inaccuracy of a representation or warranty, violation of covenants, cross-default, change in control, bankruptcy events, failure of a loan document provision, certain ERISA events and material judgments.

Other than the Credit Agreement, the Prior Agreement, and matters related to such agreements, there are no material relationships as of the date hereof between the Company or any of its affiliates and any of the lenders and other parties under the Credit Agreement.

The foregoing description is not complete and is qualified in its entirety by the Credit Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 8.01 Other Events.

The Company is also filing this report for the purpose of restating the Computation of Ratio of Earnings to Fixed Charges filed as Exhibit 12.1 to the Company’s Registration Statement on Form S-3 (File No. 333-202599) (the “Registration Statement”) filed with the Securities and Exchange Commission on March 9, 2015 in order to correct a typographical error.  The Computation of Ratio of Earnings to Fixed Charges filed as Exhibit 12.1 to the Registration Statement is hereby restated as set forth in the Computation of Ratio of Earnings to Fixed Charges attached hereto as Exhibit 12.1 and is incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1

Amended & Restated Credit Agreement, dated as of March 9, 2015, by and among Fossil Group, Inc., the lenders party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, and HSBC Bank USA, National Association, Compass Bank and Fifth Third Bank, as co-documentation agents. (The exhibits and schedules to the Amended & Restated Credit Agreement have not been filed herewith and will be provided to the Securities and Exchange Commission supplementally upon request.)

12.1	Computation of Ratio of Earnings to Fixed Charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSSIL GROUP, INC.

Date: March 10, 2015	By:	/s/ Dennis R. Secor
	Name:	Dennis R. Secor
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1

Amended & Restated Credit Agreement, dated as of March 9, 2015, by and among Fossil Group, Inc., the lenders party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, and HSBC Bank USA, National Association, Compass Bank and Fifth Third Bank, as co-documentation agents. (The exhibits and schedules to the Amended & Restated Credit Agreement have not been filed herewith and will be provided to the Securities and Exchange Commission supplementally upon request.)

12.1	Computation of Ratio of Earnings to Fixed Charges.